UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 30, 2021 (December 29, 2021)

BIGtoken, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55519	45-1443512
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2629 Townsgate Road, Suite 215

Westlake Village, CA 91361

(Address of principal executive offices)

(714) 312-6844

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

SRAX Exchange

On December 29, 2021, BIGtoken, Inc. (the “Company”) entered into an exchange agreement (“Exchange Agreement”) with SRAX, Inc., its former parent company (“SRAX”). Pursuant to the Exchange Agreement, SRAX exchanged all 149,562,566,584 shares of the Company’s common stock (“Common Stock”) owned by SRAX for 242,078 shares of the Company’s Series D Convertible Preferred Stock (“Series D Stock”) (the “Exchange”). The Series D Stock issued to SRAX is (i) convertible into the same number of shares of the Company’ Common Stock held by SRAX immediately prior to the Exchange (subject to a beneficial ownership limitation on conversion), (ii) is non-voting except as required by law and (iii) is otherwise on parity with the Company’s Common Stock with regard to its rights, preferences and limitations.

The foregoing description of the Exchange Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is attached hereto as Exhibit 10.01, and which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Report under the heading “SRAX Exchange” is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.01	Exchange Agreement with SRAX dated December 29, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 30, 2021	BIGtoken, Inc.

/s/ David Moore
		By:	David Moore
Chief Executive Officer

INDEX OF EXHIBITS

Exhibit No.	Description
10.01	Exchange Agreement with SRAX dated December 29, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)